Exhibit 99.1

Planar Announces Fiscal Third Quarter 2010 Financial Results

Company reports sequential and year over year revenue growth for the quarter

BEAVERTON, Ore. – July 29, 2010 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $44.7 million and GAAP net income per share of $0.01 in the third fiscal quarter ended June 25, 2010. On a Non-GAAP basis (see reconciliation table), net income per share was $0.03 in the third quarter of fiscal 2010.

“I am pleased with our overall financial results this quarter, as we were able to exceed our expectations, grow revenue and return to profitability,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We continue to be focused on driving revenue growth and improved profitability.”

SUMMARY OF KEY FINANCIAL INFORMATION

The following information summarizes some key financial measures for the Company at the end of the third quarter of fiscal 2010:

•	Tangible Net Worth of $58.0 million, representing a tangible book value of approximately $3 per share outstanding for the third quarter

•	Cash on hand totaled $32.3 million. The Company had no debt outstanding at the end of the quarter

•	Positive Non-GAAP EBITDA of $1.3 million

•	Net working capital totaled $54.5 million

•	DSO of 48 days

•	Current Ratio of 2.4 times

THIRD QUARTER FISCAL 2010 RESULTS

The Company’s total sales for the third quarter of fiscal 2010 increased 13 percent sequentially and 1 percent compared with the same period a year ago. The increase from the previous year was primarily driven by higher demand for the Company’s custom digital signage and embedded displays, LCD video wall systems and desktop monitors, partially offset by lower sales of high-end home and rear projection cube products. The Company experienced strong end-market demand, particularly from retailers, for custom digital signage products used in both in-store retail networks and outdoor kiosk applications. Conversely, poor economic conditions continued to negatively impact sales of high-end home products and demand for rear projection cubes has remained soft, with sales cycles for rear projection cubes further impacted by a continuing industry-wide transition from traditional lamp-based solutions to LED illumination.

The Company’s consolidated gross margins (on a Non-GAAP basis) were 27.8 percent in the third quarter of 2010 up over 4 percentage points sequentially but down from 28.8 percent compared with the third quarter of 2009 (see reconciliation table). The decrease in gross margin, as a percent of sales, from the previous year was primarily due to a less favorable product mix resulting from lower sales of higher margin command and control room rear projection cubes. Total operating expenses (on a Non-GAAP basis) increased 1 percent in the third quarter of 2010 compared with the same quarter a year ago (see reconciliation table). Increases in research and development and sales and marketing expenses were mostly offset by lower spending in general and administrative areas. Additional expenses for the period were the result of efforts to address new and emerging growth opportunities for the Company.

BUSINESS OUTLOOK

While some of the Company’s end markets continue to be negatively impacted by the macro economy and industry-wide product and technology transitions, the Company believes the relatively strong demand for custom signage and embedded displays will continue into the fourth fiscal quarter. As a result, the Company currently anticipates revenue in the range of $45-48 million in the fourth quarter of fiscal 2010 and Non-GAAP income between $0.02 and $0.04 per share. Net cash should be in the range of $30-$33 million at the end of the fiscal year. For fiscal year 2011, the Company expects to see growth in revenue and improved Non-GAAP EPS compared with fiscal 2010, with a seasonal pattern of stronger financial performance in the second half of the fiscal year when compared to the first half.

Results of operations and the business outlook will be discussed in a conference call today, July 29, 2010, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until August 29, 2010. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and Non-GAAP income for the fourth quarter of fiscal 2010 and fiscal 2011 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the

Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods; final settlement of various contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	June 25, 2010	June 26, 2009	June 25, 2010	June 26, 2009
Sales	$44,739	$44,087	$127,475	$129,725
Cost of Sales	32,330	31,456	95,793	95,548

Gross Profit	12,409	12,631	31,682	34,177

Operating Expenses:
Research and development, net	2,418	2,330	7,454	7,415
Sales and marketing	6,081	5,894	17,179	18,409
General and administrative	3,901	4,736	12,281	15,338
Amortization of intangible assets	622	622	1,866	2,064
Impairment and restructuring charges	—	—	3,388	1,867
Gain on sale of assets	—	—	—	(8,361)

Total Operating Expenses	13,022	13,582	42,168	36,732

Loss from operations	(613)	(951)	(10,486)	(2,555)

Non-operating income (expense):
Interest, net	3	(13)	(7)	(61)
Foreign exchange, net	1,138	(493)	2,362	428
Other, net	200	78	211	177

Net non-operating income (expense)	1,341	(428)	2,566	544

Income (loss) before taxes	728	(1,379)	(7,920)	(2,011)
Provision (benefit) for income taxes	601	(45)	(1,739)	1,124

Net Income (loss)	$127	$(1,334)	$(6,181)	$(3,135)

Net Income (loss) per share - basic	$0.01	($0.07)	($0.33)	($0.17)
Weighted average shares outstanding - basic	19,079	18,516	18,898	18,348

Net Income (loss) per share - diluted	$0.01	($0.07)	($0.33)	($0.17)
Weighted average shares outstanding - diluted	19,436	18,516	18,898	18,348

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	June 25, 2010	Sept. 25, 2009
	(unaudited)
ASSETS
Cash	$32,278	$30,722
Accounts receivable, net	23,709	26,561
Inventories	33,250	30,399
Other current assets	4,192	4,484

Total current assets	93,429	92,166

Property, plant and equipment, net	5,443	7,237
Goodwill	—	3,428
Intangible assets, net	3,857	5,723
Other assets	2,204	2,408

	$104,933	$110,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	16,332	9,837
Current portion of capital leases	10	115
Deferred revenue	2,167	1,571
Other current liabilities	20,440	22,576

Total current liabilities	38,949	34,099

Other long-term liabilities	4,082	5,452

Total liabilities	43,031	39,551

Common stock	179,962	178,644
Retained earnings	(113,910)	(107,210)
Accumulated other comprehensive loss	(4,150)	(23)

Total shareholders’ equity	61,902	71,411

	$104,933	$110,962

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	June 25, 2010	June 26, 2009
Gross Profit:
GAAP Gross Profit	12,409	12,631

Share-based Compensation	33	73

Total Non-GAAP adjustments	33	73

NON-GAAP GROSS PROFIT	12,442	12,704

NON-GAAP GROSS PROFIT PERCENTAGE	27.8%	28.8%

Research and Development:
GAAP research and development expense	2,418	2,330

Share-based Compensation	(47)	(65)

Total Non-GAAP adjustments	(47)	(65)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,371	2,265

Sales and Marketing:
GAAP sales and marketing expense	6,081	5,894

Share-based Compensation	(105)	(344)

Total Non-GAAP adjustments	(105)	(344)

NON-GAAP SALES AND MARKETING EXPENSE	5,976	5,550

General and Administrative:
GAAP General and Administrative Expense	3,901	4,736

Share-based Compensation	(188)	(602)

Total Non-GAAP adjustments	(188)	(602)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,713	4,134

Operating Expenses:
GAAP Total Operating Expenses	13,022	13,582

Share-based Compensation	(340)	(1,011)
Amortization of intangible assets	(622)	(622)

Total Non-GAAP adjustments	(962)	(1,633)

NON-GAAP TOTAL OPERATING EXPENSES	12,060	11,949

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	June 25, 2010	June 26, 2009
Income (Loss) from Operations:
GAAP income (loss) from operations	(613)	(951)

Share-based Compensation	373	1,084
Amortization of intangible assets	622	622

Total Non-GAAP adjustments	995	1,706

NON-GAAP INCOME FROM OPERATIONS	382	755

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	728	(1,379)

Share-based Compensation	373	1,084
Amortization of intangible assets	622	622
Foreign Exchange, net	(1,138)	493

Total Non-GAAP adjustments	(143)	2,199

NON-GAAP INCOME (LOSS) BEFORE TAXES	585	820

Depreciation	695	1,131

NON-GAAP EBITDA	1,280	1,951

Net Income (Loss):
GAAP Net Income (loss)	127	(1,334)

Share-based Compensation	373	1,084
Amortization of intangible assets	622	622
Foreign Exchange, net	(1,138)	493
Income tax effect of reconciling items	542	(128)

Total Non-GAAP adjustments	399	2,071

NON-GAAP NET INCOME	526	737

GAAP weighted average shares outstanding—basic	19,079	18,516
GAAP weighted average shares outstanding—diluted	19,436	18,729

GAAP Net Income (Loss) per share - basic	$0.01	($0.07)
Non-GAAP adjustments detailed above	0.02	0.11
NON-GAAP NET INCOME PER SHARE (basic)	$0.03	$0.04

GAAP Net Income (Loss) per share - diluted	$0.01	($0.07)
Non-GAAP adjustments detailed above	0.02	0.11
NON-GAAP NET INCOME PER SHARE (diluted)	$0.03	$0.04

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended
	June 25, 2010	June 26, 2009
Gross Profit:
GAAP Gross Profit	31,682	34,177

Share-based Compensation	141	105

Total Non-GAAP adjustments	141	105

NON-GAAP GROSS PROFIT	31,823	34,282

NON-GAAP GROSS PROFIT PERCENTAGE	25.0%	26.4%

Research and Development:
GAAP research and development expense	7,454	7,415

Share-based Compensation	(177)	(209)

Total Non-GAAP adjustments	(177)	(209)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	7,277	7,206

Sales and Marketing:
GAAP sales and marketing expense	17,179	18,409

Share-based Compensation	(409)	(1,260)

Total Non-GAAP adjustments	(409)	(1,260)

NON-GAAP SALES AND MARKETING EXPENSE	16,770	17,149

General and Administrative:
GAAP General and Administrative Expense	12,281	15,338

Share-based Compensation	(586)	(2,612)

Total Non-GAAP adjustments	(586)	(2,612)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	11,695	12,726

Operating Expenses:
GAAP Total Operating Expenses	42,168	36,732

Share-based Compensation	(1,172)	(4,081)
Amortization of intangible assets	(1,866)	(2,064)
Impairment and restructuring charges	(3,388)	(1,867)
Gain on sale of assets	—	8,361

Total Non-GAAP adjustments	(6,426)	349

NON-GAAP TOTAL OPERATING EXPENSES	35,742	37,081

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended
	June 25, 2010	June 26, 2009
Income (Loss) from Operations:
GAAP income (loss) from operations	(10,486)	(2,555)

Share-based Compensation	1,313	4,186
Amortization of intangible assets	1,866	2,064
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)

Total Non-GAAP adjustments	6,567	(244)

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(3,919)	(2,799)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(7,920)	(2,011)

Share-based Compensation	1,313	4,186
Amortization of intangible assets	1,866	2,064
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)
Foreign Exchange, net	(2,362)	(428)

Total Non-GAAP adjustments	4,205	(672)

NON-GAAP INCOME (LOSS) BEFORE TAXES	(3,715)	(2,683)

Depreciation	2,290	3,074

NON-GAAP EBITDA	(1,425)	391

Loss from continuing operations:
GAAP net loss	(6,181)	(3,135)

Share-based Compensation	1,313	4,186
Amortization of intangible assets	1,866	2,064
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)
Foreign Exchange, net	(2,362)	(428)
Income tax effect of reconciling items	(346)	2,130

Total Non-GAAP adjustments	3,859	1,458

NON-GAAP NET LOSS	(2,322)	(1,677)

GAAP weighted average shares outstanding—basic and diluted	18,898	18,348

GAAP net loss per share (basic and diluted)	($0.33)	($0.17)
Non-GAAP adjustments detailed above	$0.21	0.08
NON-GAAP NET LOSS PER SHARE (basic and diluted)	($0.12)	($0.09)